Exhibit 99.1

 MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

   Reports highest operating income and operating revenue for any quarter and year in Company history

MONDOVI, Wis., January 24, 2019 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported the highest operating income and operating revenue for any quarter and year in its history. For the fourth quarter ended December 31, 2018, net income was $15.7 million, or 29 cents per diluted share. Net income for the 2017 fourth quarter was $65.1 million, or $1.18 per diluted share – results that include a deferred income taxes benefit of $56.5 million related to the federal Tax Cuts and Jobs Act of 2017. Excluding that benefit, net income improved 82.8% from $8.6 million, or 16 cents per diluted share, for the 2017 fourth quarter. Net income was $55.0 million, or $1.00 per diluted share, for the year ended December 31, 2018 and was $90.3 million, or $1.65 per diluted share, for 2017. Excluding the deferred income taxes benefit, 2018 net income improved 62.7% from $33.8 million, or 62 cents per diluted share, for 2017.

Operating Results Comparison

			Percentage			Percentage
			Change			Change
			Three Months			Year
	Three Months		Ended	Year		Ended
	Ended Dec. 31,		Dec. 31,	Ended Dec. 31,		Dec. 31,
(Dollars in thousands, except share information)	2018	2017	2018 vs. 2017	2018	2017	2018 vs. 2017

Operating revenue	$203,961	$182,771	11.6%	$787,594	$698,120	12.8%

Operating income	$19,538	$14,333	36.3%	$70,348	$56,862	23.7%

Net income (excluding 2017 deferred income taxes benefit)	$15,737	$8,609	82.8%	$55,027	$33,819	62.7%

Diluted earnings per common share (excluding 2017 deferred income taxes benefit)	$0.29	$0.16	82.7%	$1.00	$0.62	61.8%

Earnings Impact of Deferred Income Taxes Benefit in 2017

	Three Months	Year
	Ended	Ended
(Dollars in thousands, except share information)	Dec. 31, 2017	Dec. 31, 2017

Net income:
Excluding deferred income taxes benefit	$8,609	$33,819
Deferred income taxes benefit	56,465	56,465
Net income	$65,074	$90,284
Diluted earnings per common share*:
Excluding deferred income taxes benefit	$0.16	$0.62
Deferred income taxes benefit	1.03	1.03
Diluted earnings per common share	$1.18	$1.65

*Differences in rounding exist for the diluted earnings per common share amounts for the three months ended Dec. 31, 2017.

Operating revenue improved 11.6% to a record $204.0 million for the fourth quarter of 2018 from $182.8 million for the fourth quarter of 2017, and improved 12.8% to a record $787.6 million for 2018 from $698.1 million for 2017. Excluding fuel surcharges, operating revenue improved 8.0% to $176.5 million for the 2018 quarter from $163.4 million for the 2017 quarter, and improved 8.0% to $681.4 million for 2018 from $631.0 million for 2017. Fuel surcharge revenue increased to $27.4 million for the fourth quarter of 2018 from $19.3 million for the 2017 quarter, and increased to $106.2 million for 2018 from $67.1 million for 2017.

Operating income improved 36.3% to a record $19.5 million for the fourth quarter of 2018 from $14.3 million for the fourth quarter of 2017, and improved 23.7% to a record $70.3 million for 2018 from $56.9 million for 2017.

Operating expenses as a percentage of operating revenue improved to 90.4% for the fourth quarter of 2018 from 92.2% for the fourth quarter of 2017. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 88.9% for the fourth quarter of 2018 from 91.2% for the fourth quarter of 2017.

Operating expenses as a percentage of operating revenue improved to 91.1% for 2018 from 91.9% for 2017. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 89.7% for 2018 from 91.0% for 2017.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are pleased to report record operating income and operating revenue for the year, along with our best operating ratio, net of fuel surcharges, over the last 13 years – which we earned by consistently stepping up our profitability throughout the year. We also drove record operating revenue and operating income for the fourth quarter, along with our best operating ratio, net of fuel surcharges, over the last 15 quarters. Marten’s talented people delivered these strong top- and bottom-line results through the continued disciplined execution of our unique multifaceted business model while capitalizing on the strengthened freight environment. In addition, we enhanced our balance sheet position with $56.8 million in cash at December 31, 2018 compared with $15.8 million at the beginning of the year. We expect to produce continued organic growth across all of our operating platforms in 2019 with increasing compensation for our premium services, additional freight with existing and new customers, our emphasis on operating efficiencies and cost controls, and our modern fleet and strong balance sheet.”

“A number of our customer agreements included a shift beginning in this year’s first quarter from line haul to fuel surcharge revenue, which reduced our Dedicated and Truckload revenue, net of fuel surcharges, by $201 and $35 per tractor per week in the fourth quarter, and by $179 and $32 per tractor per week in the year. The change reduced our revenue excluding fuel surcharges by $3.6 million for the fourth quarter and by $12.9 million for the year, while increasing our fuel surcharge revenue by the same amounts.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten’s dry freight services are expanding, with 1,600 dry trailers operating as of December 31, 2018. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of the Company’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

 MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share information)	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$56,763	$15,791
Receivables:
Trade, net	83,033	74,886
Other	3,808	6,131
Prepaid expenses and other	19,924	19,810
Total current assets	163,528	116,618

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	816,430	783,648
Accumulated depreciation	(228,200)	(211,728)
Net property and equipment	588,230	571,920
Other assets	2,146	1,865
Total assets	$753,904	$690,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$43,870	$38,100
Insurance and claims accruals	28,103	26,177
Total current liabilities	71,973	64,277
Deferred income taxes	105,977	100,626
Total liabilities	177,950	164,903

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 54,466,691 shares at December 31, 2018, and 54,533,455 shares at December 31, 2017, issued and outstanding	545	545
Additional paid-in capital	76,814	76,413
Retained earnings	498,595	448,542
Total stockholders’ equity	575,954	525,500
Total liabilities and stockholders’ equity	$753,904	$690,403

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2018	2017	2018	2017

Operating revenue	$203,961	$182,771	$787,594	$698,120

Operating expenses (income):
Salaries, wages and benefits	65,924	59,382	252,047	226,091
Purchased transportation	38,670	32,803	144,611	118,349
Fuel and fuel taxes	29,189	28,284	121,633	105,390
Supplies and maintenance	9,592	9,701	40,853	41,613
Depreciation	22,305	21,245	88,585	85,120
Operating taxes and licenses	2,418	2,180	9,473	8,993
Insurance and claims	10,859	9,487	38,657	38,585
Communications and utilities	1,641	1,516	6,634	6,047
Gain on disposition of revenue equipment	(2,038)	(617)	(7,244)	(5,499)
Other	5,863	4,457	21,997	16,569

Total operating expenses	184,423	168,438	717,246	641,258

Operating income	19,538	14,333	70,348	56,862

Other	(234)	109	(681)	389

Income before income taxes	19,772	14,224	71,029	56,473

Income taxes expense (benefit)	4,035	(50,850)	16,002	(33,811)

Net income	$15,737	$65,074	$55,027	$90,284

Basic earnings per common share	$0.29	$1.19	$1.01	$1.66

Diluted earnings per common share	$0.29	$1.18	$1.00	$1.65

Dividends declared per common share	$0.025	$0.025	$0.10	$0.08

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2018	2017	2018 vs. 2017	2018 vs. 2017
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$81,020	$85,469	$(4,449)	(5.2)%
Truckload fuel surcharge revenue	12,979	12,161	818	6.7
Total Truckload revenue	93,999	97,630	(3,631)	(3.7)

Dedicated revenue, net of fuel surcharge revenue	49,041	39,037	10,004	25.6
Dedicated fuel surcharge revenue	10,216	3,916	6,300	160.9
Total Dedicated revenue	59,257	42,953	16,304	38.0

Intermodal revenue, net of fuel surcharge revenue	21,738	19,171	2,567	13.4
Intermodal fuel surcharge revenue	4,226	3,254	972	29.9
Total Intermodal revenue	25,964	22,425	3,539	15.8

Brokerage revenue	24,741	19,763	4,978	25.2

Total operating revenue	$203,961	$182,771	$21,190	11.6%

Operating income:
Truckload	$9,537	$7,077	$2,460	34.8%
Dedicated	5,268	2,999	2,269	75.7
Intermodal	3,153	2,526	627	24.8
Brokerage	1,580	1,731	(151)	(8.7)
Total operating income	$19,538	$14,333	$5,205	36.3%

Operating ratio:
Truckload	89.9%	92.8%
Dedicated	91.1	93.0
Intermodal	87.9	88.7
Brokerage	93.6	91.2
Consolidated operating ratio	90.4%	92.2%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2018	2017	2018 vs. 2017	2018 vs. 2017
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$322,324	$336,596	$(14,272)	(4.2)%
Truckload fuel surcharge revenue	53,016	43,614	9,402	21.6
Total Truckload revenue	375,340	380,210	(4,870)	(1.3)

Dedicated revenue, net of fuel surcharge revenue	187,137	153,691	33,446	21.8
Dedicated fuel surcharge revenue	36,715	13,190	23,525	178.4
Total Dedicated revenue	223,852	166,881	56,971	34.1

Intermodal revenue, net of fuel surcharge revenue	85,572	70,282	15,290	21.8
Intermodal fuel surcharge revenue	16,453	10,339	6,114	59.1
Total Intermodal revenue	102,025	80,621	21,404	26.5

Brokerage revenue	86,377	70,408	15,969	22.7

Total operating revenue	$787,594	$698,120	$89,474	12.8%

Operating income:
Truckload	$35,067	$26,326	$8,741	33.2%
Dedicated	18,589	17,074	1,515	8.9
Intermodal	11,150	8,303	2,847	34.3
Brokerage	5,542	5,159	383	7.4
Total operating income	$70,348	$56,862	$13,486	23.7%

Operating ratio:
Truckload	90.7%	93.1%
Dedicated	91.7	89.8
Intermodal	89.1	89.7
Brokerage	93.6	92.7
Consolidated operating ratio	91.1%	91.9%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Truckload Segment:
Revenue (in thousands)	$93,999	$97,630	$375,340	$380,210
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,941	$3,700	$3,833	$3,514
Average tractors(1)	1,564	1,758	1,613	1,837
Average miles per trip	558	601	573	599
Non-revenue miles percentage(2)	11.4%	6.2%	9.5%	8.3%
Total miles (in thousands)	36,171	43,624	153,514	178,760

Dedicated Segment:
Revenue (in thousands)	$59,257	$42,953	$223,852	$166,881
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,360	$3,535	$3,300	$3,481
Average tractors(1)	1,111	840	1,088	847
Average miles per trip	321	296	309	297
Non-revenue miles percentage(2)	0.5%	1.1%	0.7%	0.8%
Total miles (in thousands)	24,025	19,461	93,269	77,102

Intermodal Segment:
Revenue (in thousands)	$25,964	$22,425	$102,025	$80,621
Loads	10,493	10,554	42,425	40,196
Average tractors	91	78	88	79

Brokerage Segment:
Revenue (in thousands)	$24,741	$19,763	$86,377	$70,408
Loads	14,314	11,667	51,104	48,271

At December 31, 2018 and December 31, 2017:
Total tractors(1)	2,755	2,738
Average age of company tractors (in years)	1.7	1.5
Total trailers	5,347	4,909
Average age of company trailers (in years)	2.5	2.8
Ratio of trailers to tractors(1)	1.9	1.8

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2018	2017	2018	2017

Net cash provided by operating activities	$38,526	$27,169	$150,623	$121,879
Net cash (used for) investing activities	(12,428)	(11,303)	(101,270)	(95,318)
Net cash (used for) financing activities	(5,074)	(1,234)	(8,381)	(11,258)

Weighted average shares outstanding:
Basic	54,514	54,529	54,590	54,492
Diluted	55,014	54,979	55,149	54,850

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 46 and 60 tractors as of December 31, 2018 and 2017, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.